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                                                                     Exhibit 5.2







                                  June 3, 2003

Town Sports International, Inc.
888 Seventh Avenue
New York, NY  10106

                  Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

                  We are issuing this opinion letter in our capacity as special legal counsel to TSI Andover, Inc., TSI Danvers, Inc., TSI Framingham, Inc., TSI Franklin (MA), Inc., TSI Holdings (MA), Inc., TSI Lexington (MA), Inc., TSI Lynnfield, Inc. and TSI Wellesley, Inc. (the "Guarantors"), in connection with the Guarantors' proposed guarantees, along with the other guarantors under the Indenture (as defined below), of $255,000,000 in aggregate principal amount of 95/8% Senior Exchange Notes due 2011 (the "Exchange Notes"). The Exchange Notes are to be issued by Town Sports International, Inc., a New York corporation (the "Issuer"), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees") along with the other guarantors under the Indenture. The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of April 16, 2003 by and among the Issuer, the Guarantors, the other guarantors under the Indenture and The Bank of New York.

                  In that connection, we have examined (i) a copy of the Certificate of Secretary of Guarantors with respect to the issuance of the Indenture, a copy of which is attached hereto and made a part hereof as Exhibit A (the "Certificate"), (ii) copies of the Articles of Incorporation and Bylaws of each of the Guarantors that are attached to the Certificate as Annex A and Annex B (collectively, the "Corporate Documents"); (iii) a copy of the Indenture dated as of April 16, 2003 and (iv) a draft of the Registration Statement dated May 9, 2003.

                  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantors, and the due authorization, execution and delivery of all

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June 3, 2003
Page 2

documents by the parties thereto other than the Guarantors. As to any facts material to the opinions expressed herein, we have not independently established or verified such facts and we have relied upon statements and representations of officers and other representatives of the Guarantors and others and no inference as to our knowledge concerning such facts should be drawn by such reliance.

                  You should be advised that we have not represented the Issuer or any of the Guarantors on any corporate matters prior to the date of this opinion and we are not familiar with the business affairs of the Issuer or the Guarantors. We have not conducted an independent audit of the Issuer, the Guarantors or their records. We have reviewed no other documents in connection with the preparation of this opinion letter other than the Certificates of Good Standing for the Guarantors issued by the Massachusetts Secretary of State, copies of which are attached hereto and made a part hereof as Exhibit B1 - B8 (collectively, the "Good Standing Certificates") and certain shareholder and director resolutions. We have not undertaken any review, search or investigation of any public files, records, or dockets. We have made no independent review or investigation of any indentures (other than the Indenture), agreement or instrument to which any of the Guarantors is a party. Moreover, we have made no independent review or investigation as to the existence of any order of any court or other governmental agency or any litigation, administrative proceeding or arbitration, whether pending or threatened, that would involve or relate to any of the Guarantors or their operations.

                  Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any law other than the laws of the Commonwealth of Massachusetts and the Massachusetts case law decided thereunder.

                  The opinions set forth below are qualified as stated therein and are further qualified by the following assumptions:

                  (a) that the Registration Statement and Indenture comply in all respects with federal and state securities laws;

                  (b) that the Guarantors have complied in all respects with all applicable securities and tax laws and that the Guarantors are in good standing with the with the Massachusetts Department of Revenue;

                 (c) that all proper meeting notices were given to the directors of the Guarantors and that a quorum was present at the relevant meetings;

                 (d) that the Guarantors were not bound by any indenture (other than the Indenture), agreement or instrument that would affect the execution of the Indenture or performance thereunder;
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June 3, 2003
Page 3

                 (e) that there is no court or governmental agency order, or any litigation, administrative proceeding or arbitration involving or relating to any of the Guarantors that would affect the execution of the Indenture or performance thereunder; and

                 (f) that the Corporate Documents supplied to us are accurate and are the complete corporate records of the Guarantors currently in effect and that there are no amendments thereto.

Furthermore, we express no opinion about the contents or substance of the Guarantees, the Exchange Notes, the Indenture or the Registration Statement.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

                 (i) Based solely on the Good Standing Certificates, each of the Guarantors is a corporation validly existing under the laws of the Commonwealth of Massachusetts.

                 (ii) Based solely on our review of the Corporate Documents, each of the Guarantors has the requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

                 (iii) Based solely on our review of the Certificate, the execution and delivery of the Indenture by each of the Guarantors and the performance of its obligations thereunder, has been duly authorized by each such Guarantor and does not conflict with the Corporate Documents or any applicable provision of Massachusetts law or require any consent of any Massachusetts governmental authority.

                  We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

                  Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved by the Supreme Judicial Court of Massachusetts, the highest court of the Commonwealth of Massachusetts. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute that may arise in the future.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the Commonwealth of Massachusetts be changed by legislative action, judicial decision or otherwise.
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June 3, 2003
Page 4

                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, without our prior written consent, which consent may be withheld in our sole and absolute discretion, except that Kirkland & Ellis may rely upon this opinion to the same extent as if it were an addressee hereof.

                                   Yours very truly,


                                   EPSTEIN BECKER & GREEN, P.C.


                                   By: /s/ Andrew Stern
                                       ----------------------------------------
                                          Andrew R. Stern, Shareholder



                                   By: /s/ Paul Broude
                                       ----------------------------------------
                                          Paul D. Broude, Shareholder